UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2017

IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

550 Sylvan Avenue, Suite 101, Englewood Cliffs, NJ	07632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 464-2677

(Former name or former address, if changed since last report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 19, 2017, Immune Pharmaceuticals Inc. (the “Company”), in connection with its previously announced underwritten public offering of its Series E 8% Convertible Preferred Stock (the “Preferred Stock”) and related warrants to purchase shares of the Company’s common stock (the “Offering”), filed a Certificate of Designation of Preferences, Rights and Limitations of Series E 8% Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware setting forth the preferences, rights and limitations of the Preferred Stock to be issued in the Offering. The terms of the Preferred Stock are set forth in the Certificate of Designation, which is filed as Exhibit 3.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series E 8% Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

	By:	/s/ Elliot M. Maza
	Name:	Elliot M. Maza
	Title:	Chief Executive Officer

Date: October 25, 2017

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